UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
December 12, 2007
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
     N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws
ITEM 8.01. Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.2: SECOND AMENDED AND RESTATED BYLAWS
EX-99.1: PRESS RELEASE

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws.
     On December 12, 2007, the Board of Directors of OSI Pharmaceuticals, Inc. (“OSI”) unanimously approved an amendment to Section 6.1 of OSI’s Seconded Amended and Restated Bylaws effective immediately. The amended provision allows the Board of Directors, by resolution, to provide for uncertificated shares of common stock to be evidenced by a book-entry system. A complete copy of the Seconded Amended and Restated Bylaws, as amended and redlined to reflect the amendment, is attached hereto as Exhibit 3.2 and incorporated herein by reference.
ITEM 8.01. Other Events.
     On December 14, 2007, OSI announced that Tarceva® (erlotinib) had been listed on Japan’s National Health Insurance drug reimbursement price list and will be launched in Japan on December 18, 2007. The Japanese Ministry of Health, Labour and Welfare approved Tarceva on October 19, 2007 for the treatment of patients with nonresectable, recurrent and advanced non-small cell lung cancer (“NSCLC”) which is aggravated following chemotherapy. OSI markets Tarceva through collaborations with Genentech, Inc. in the United States and with Roche throughout the rest of the world. Chugai Pharmaceutical, Co., Ltd., Roche’s alliance partner in Japan, submitted the filing for the Japanese approval and will launch and market Tarceva in Japan. A copy of OSI’s press release, dated December 14, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc., as amended on December 12, 2007

99.1	Press release, dated December 14, 2007

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws of OSI Pharmaceuticals, Inc., as amended on December 12, 2007

99.1	Press release, dated December 14, 2007

4